Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004 relating to the financial statements, which appears in Horizon Offshore, Inc.’s Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 13, 2005